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                                   EXHIBIT
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                        REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT is made as of the 16th day of December, 1994 (this "Agreement"), among 20th Century Industries, a California corporation (the "Company"), and American International Group, Inc., a Delaware corporation (the "Investor").


                             W I T N E S S E T H:


        WHEREAS, the Company has agreed to issue and sell, and the investor has agreed to purchase, pursuant to the Investment and Strategic Alliance Agreement, dated October 17, 1994 (the "Investment Agreement"), between the Company and Investor, certain unregistered Series A Preferred Shares and
Series A Warrants of the Company.

        WHEREAS, in order to induce Investor to enter into the Investment Agreement, the Company desires to grant to Investor, as provided herein, certain registration rights with respect to the Series A Preferred Shares the shares of Common Stock issuable to the Investor upon conversion of the Series A Preferred Shares and the shares of Common Stock issuable to the Investor upon exercise of the Series A Warrants.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                  ARTICLE I
                             CERTAIN DEFINITIONS.


1.1. "Business Day" means any Day on which the New York Stock Exchange is open for trading.

1.2.    "Closing Date" means the date of this Agreement.

1.3. "Common Stock" means the Common Stock, no par value, of the Company, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

1.4. "Eligible Securities" means Series A Preferred Shares, any shares of Common Stock issuable upon any conversion of Series A Preferred Shares and any shares of Common Stock issuable upon exercise of the Series A Warrants, in each case whether held by either the Investor or any direct or indirect transferee of the Investor.

        As to any proposed offer of sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) all of such securities are permitted to be distributed concurrently pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without registration pursuant to Section 4(l) of the Securities Act. In the event the Company prepares a registration statement pursuant to Article 3 or 4 hereof which becomes effective and the Holder fails to dispose of Eligible Securities pursuant to said registration statement, the securities shall remain Eligible Securities but the Holder shall be responsible for assuming that portion of the Registration Expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by such Holder.

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1.5.    "Holder" means the Investor and each of the Investor's respective successive successors and assigns who acquire Eligible Securities, directly or indirectly, from the Investor or from any successive successor or assign of the Investor.

1.6. "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

1.7. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary propectus or final propectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing or producing any agreement(s) among underwriters, underwriting agreements(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (d) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualifications and in connection with any blue sky and legal investment surveys; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (f) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) underwriting discounts or commissions attributable to Eligible Securities, (y) transfer taxes applicable to Eligible Securities or (z) SEC filing fees with respect to shares of Common Stock to be sold by the Holder thereof.

1.8.    "SEC" means the Securities and Exchange Commission.

1.9. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

1.10. "Series A Preferred Shares" means all shares of Series A Convertible Preferred Stock, stated value $1,000 per share, issued pursuant to the Investment Agreement (including shares issued with respect to payments of dividends in kind) and having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Determination attached to the Investment Agreement as Exhibit B, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, the Series A Preferred Shares pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.


                                  ARTICLE II
                                EFFECTIVENESS


2.1. Effectiveness of Registration Rights. The registration rights pursuant to Articles 3 and 4 hereof shall become effective on the Closing Date and terminate when there cease to be Eligible Securities.


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                                 ARTICLE III
                             DEMAND REGISTRATION


3.1. Notice. At any time or from time to time following the first anniversary of the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by them pursuant to Section 3.1(d) below, which notice shall specify the number and class of Eligible Securities intended to be registered and the intended method or methods of disposition of such Eligible Securities, the Company will use reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

        (a) the Company shall be obligated to register the Eligible Securities upon receipt of a registration request only if the Eligible Securities to be registered have a fair market value, at both the time of receipt of the request and the filing of the Registration Statement, of at least (i) $50 million, in any case where the Eligible Securities to be registered consist of Series A Preferred Shares or shares of Common Stock obtained or obtainable upon conversion of the Series A Preferred Shares or
(ii) $25 million in any case where the Eligible Securities to be registered consist of shares of Common Stock obtained or obtainable upon exercise of the Series A Warrants;

        (b) if, following receipt of a registration request pursuant to this Article 3 but prior to the filing of a registration statement of the effective date of a registration statement filed in respect of such request,
(i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (a) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transactions involving the Company or (b) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would require disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or (c) the Company is unable to comply with SEC requirements, and (ii) the Company gives the Holders having made such request written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of this
Article 3, be entitled to postpone for up to 90 days the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Article 3; provided, however, that the Company shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve months, it had effected a postponement pursuant to this clause
(b) and following such postponement, the Eligible Securities to be sold pursuant to the postponed registration were not sold (for any reason);

        (c) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until a period of one hundred and eighty (180) days shall have elapsed from the effective day of the most recent such previous registration; and

        (d) the intended method or methods of disposition shall not include a "shelf registration" whereby shares of Common Stock are sold from time to time in multiple transactions.

3.2. Registration Expenses. With respect to the registrations requested pursuant to this Article 3, the Company shall pay all registration Expenses.


                                  ARTICLE IV
                            PIGGYBACK REGISTRATION


4.1. Notice and Registration. If the Company proposes to register Eligible Securities or any other securities issued by it ("Other Securities") (whether proposed to be offered for sale by the Company or any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give


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prompt written notice to all Holders of its intention to do so, including the indentities of any Holders exercising registration rights pursuant to Article 3 hereof. Such notice shall specify, at a minimum, the number and class of Eligible Securities or Other Securities so proposed to be registered, the proposed date of filing of such registration statement, and proposed means of distribution of such Eligible Securities or Other Securities, any proposed managing underwriter or underwriters of such Eligible Securities or Other Securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within 5 Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use reasonable efforts to effect, in connection with the registration of Other Securities, the registration under the Securities
Act of all Eligible Securities which the company has been so requested to register by such Holder (the "Selling Stockholder"), to the extent required to permit the disposition (in accordance with the intended method or methods as aforesaid) of Eligible Securities so to be registered, provided that:

        (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register the Other Securities the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of such Holder immediately to request that such registration be effected as a registration under Article 3;

        (b) In the event that the Company proposes to register Eligible Secutities or Other Securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Stockholders in wirting that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by such Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the primary offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Company and such Selling Stockholders are so advised can be sold in such offering without such an effect (the "Primary Maximum Number"), as follows and in the following order of priority; (i) first, such number of Eligible Securities or Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clause (i) is less than the Primary Maximum Number, Eligible Securities of each Selling Stockholder, pro rata in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all the Selling Stockholders;

        (c) In the event that the Company proposes to register Eligible Securities or Other Securities for purposes of a secondary offering, upon the request or for the account of any holder thereof (each a "Requesting Stockholder"), and any managing underwriter shall advise the Requesting Stockholder or Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities or Other Securities sought to be registered by the Requesting Stockholders and of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit that such Requesting Stockholder or Stockholders and such Selling Stockholders will derive from such registration will be materially and adversely affected or that the secondary offering would otherwise be materially and adversely affected, the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Requesting Stockholders and the Selling Stockholders are so advised can be reasonably be sold in such offering, or can be sold without such an effect (the "Secondary Maximum Number"), as follows and in the following order of priority: (i) first, the number of Eligible Securities sought to be registered by the Selling Stockholders and (ii) second, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Secondary Maximum Number, such number of Eligible Securities or Other Securities sought to be registered by such Requesting Stockholder or Stockholders;

        (d) In the event that the Company proposes to register Eligible Securities or Other Securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Stockholder or



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Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the combined offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Company, the Requesting Stockholders and the Selling Stockholders are so advised can be sold in such offering without such and effect (the "Combined Maximum Number"), as follows and in the following order of priority: (i) first, such number of Eligible Securities or Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clause (i) is less than Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each Selling Stockholder, pro rata, if necessary, in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all Selling Stockholders and
(iii) third, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clauses (i) and (ii) is less than the Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each other such Person pro rata in proportion to the value of the Eligible Securities or Other Securities sought to be registered by all such parties;

        (e) The Company shall not be required to effect any registration of Eligible Securities unter this Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans; and

        (f) The Company shall not be required to register any Eligible Securities or Other Securities if the intended method or methods of distribution for the Eligible Securities is from time to time in multiple transactions.

No registration of Eligible Securities effected under this Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 3.

4.2. Registration Expenses. The Company (as between the Company and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.


                                  ARTICLE V
                           REGISTRATION PROCEDURES


5.1. Registration and Qualification. If and whenever the Company is required to use reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles 3 and 4, the Company will as promptly as is practicable:

        (a) prepare, file and use reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered, provided that such reasonable efforts obligation shall not require the Company to yield to an SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect ot the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of six (6) months after such Registration Statement becomes effective;



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        (c)     furnish to all Holders and to any underwriter (which term for purposes of this Agreement shall include a person deemed to be an underwriter within the meaning of Section 2 (11) of the Securities Act and any placement agent or sales agent) of such Eligible Securities one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as any Holder or such underwriter may reasonably request;

        (d) use reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

        (e) promptly notify the selling Holders of Eligible Securities and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 5.1(h) or Section 5.2(b) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregooing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

        (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendments thereto at the earliest practicable date, provided that such reasonable efforts obligation shall not require the Company to yield to a material SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

        (g) use its reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Eligible Securities, provided that such reasonable efforts obligation shall not require the Company to yield to a material accounting or other comment issued by such governmental agency or authority which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

        (h)     whether or not an agreement of the type referred to in Section
5.2 hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (i) make such representations and warranties to the Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (ii) obtain opinions of inside and outside counsel to the Company in customary




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form and covering such matters, of the type customarily covered by such opinions, as the managing underwriters, if any, and as the Holders may reasonably request; (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the managing underwriters, if any, and as the Holders may reasonably request; (iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Article 7 hereof;

        (i) comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statements, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

        (j) use its best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Eligible Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Eligible Securities accepted for quotation for trading on the NASDAQ National Market System (or a comparable interdealer quotation system then in effect).

The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

5.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are then customarily contained in underwriting agrements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(h). The Holders on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities.

        (b) In the event that any registration pursuant to Article 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the Holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securites.

5.3. Blackout Periods. (a) At any time when a registration statement effected pursuant to Article 3 hereunder relating to Eligible Securities is effective, upon written notice from the Compnay to all Holders that either:




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        (i)     the Board of Directors of the Company, in its reasonable
judgment and in good faith, resolves that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company (a "Transaction Blackout"); or

        (ii) (A) the Company determines in good faith, based upon the advice of outside counsel to the Company, that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would require disclosure of material information and the Company's Board of Directors, in its reasonable judgment and in good faith, resolves that the Company has a bona fide business purpose for preserving such information confidential or (B) the Company determines, after taking into account the advice of outside counsel and/or independent accountants, that the Company is unable to comply with SEC requirements (an "Information Blackout"), such Holder or Holders shall suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:

        (X) (i) in the case of a Transaction Blackout, the earliest of (A) one month after the completion of such acquisition, corporate reorganization or other similar transaction, (B) promptly after adandonment of such acquisition, corporate reorganization or other similar transaction and (C) three months after the date of the Company's written notice of such Transaction Blackout, or

        (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material and (B) 90 days after the Company makes such good faith determination, and

        (Y) such time as the Company notifies such Holder or Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales by such Holder or Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

provided, that the Company may not impose a Transaction Blackout within 30 days after the initial effectiveness of any registration statement of equity securities prepared pursuant to a request hereunder.

5.4. Withdrawals. Any Holder having notified or directed the Company to include any or all of his or its Eligible Securities in a registration statement pursuant to Article 3 or 4 hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Company at least two business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith; the Withdrawing Holder shall be responsible for assuming that portion of the Company's expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by Withdrawing Holder. No such withdrawal shall affect the obligations of the Company with respect to Eligible Securities not so withdrawn, provided, however, that in the case of a registration pursuant to
Article 3 hereof, if such withdrawal shall reduce the total number of the Eligible Securities to be registered so that the requirements set forth in
Section 3.1(a) are not satisfied, then the Company shall, prior to the filing of such registration statement or, if such registration statement (including any amendment thereto) has theretofore been filed, prior to the filing of any further amendment thereto, give each Holder of Eligible Securities so to be registered notice, referring to this Agreement, of such fact and, within ten business days following the giving of such notice, either the Company or the Holders of a majority of such Eligible Securities may, by written notice to each Holder of such Eligible Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn.

                                  ARTICLE VI
                    PREPARATION; REASONABLE INVESTIGATION.


6.1. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give all Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


                                 ARTICLE VII
                       INDEMNIFICATION AND CONTRIBUTION.


7.1. Indemnification and Contribution. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless all selling
Holders, their directors and officers (if any), each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will periodically reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an selling Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such Person and shall survive the transfer of such securities by such selling Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by such selling Holder or any underwriters in circumstances where such indemnity is held unenforceable.

        (b) All selling Holders, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Holder furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by any Holder. Holders also shall agree to provide provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstance where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.


                                 ARTICLE VIII
                       TRANSFER OF REGISTRATION RIGHTS.


8.1. Transfer of Registration Rights. Any Holder may transfer the registration rights granted hereunder to any other Person only in connection with a Transfer permitted pursuant to Artice VI of the Investment Agreement to such Person of Eligible Securities held by such Holder.


                                  ARTICLE IX
                           UNDERWRITTEN OFFERINGS.


9.1. Selection of Underwriters. If any of the Eligible Securities covered by any registration statement filed pursuant to Article 3 hereof, or pursuant to
Article 4 hereof in connection with a secondary offering, are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall, in the case of any registration statement filed pursuant to
Article 3 hereof, be designated after consultation with the Company by the Holder or Holders demanding registration, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company and, in the case of any registration statement pursuant to Article 4 hereof, by the Person originating the registration.


                                  ARTICLE X
                                  RULE 144.


10.1. Rule 144. The Company covenants to and with each Holder of Eligible Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use its best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall use its best efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.


                                  ARTICLE XI
                                MISCELLANEOUS.


11.1. Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

11.2. Severability. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

11.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to conflicts of law principles.

11.4. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal court located in Los Angeles, California, over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, a final and nonappealable judgment in any suit, action, or proceeding brought in such court shall be conclusive and binding upon the parties.

        (b) The parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the transactions contemplated herein.

11.5. Specific Performance. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

11.6. Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

11.8. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

11.9. Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five Business Days if sent by mail.

11.10. Successors to Company, Etc. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                20TH CENTURY INDUSTRIES


                                By:    /s/ Neil H. Ashley
                                       ---------------------------
                                Name:  Neil H. Ashley
                                Title: Chief Executive Officer


                                AMERICAN INTERNATIONAL GROUP, INC.


                                By:
                                       ---------------------------
                                Name:  Robert M. Sandler
                                Title: Senior Vice President


                                By:
                                       ---------------------------
                                Name:  Kathleen E. Shannon
                                Title: Secretary

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                        20TH CENTURY INDUSTRIES

                                        By:
                                               ---------------------------
                                        Name:  Neil H. Ashley
                                        Title: Chief Executive Officer


                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By:    /s/ Robert M. Sandler
                                               ---------------------------
                                        Name:  Robert M. Sandler
                                        Title: Senior Vice President


                                        By:    /s/ Kathleen E. Shannon
                                               ---------------------------
                                        Name:  Kathleen E. Shannon
                                        Title: Secretary



                                      12